Exhibit 10.2

Highly Confidential

May 13, 2020

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70433

Attention: James O. Harp, Jr.

Commitment Letter

Ladies and Gentlemen:

Hornbeck Offshore Services, Inc., a Delaware corporation (“you” or the “Company”), has advised the persons listed on Exhibit A hereto (each, a “DIP Commitment Party” and, collectively, the “DIP Commitment Parties”), that the Company, together with certain of its domestic and foreign subsidiaries, is considering filing voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and the Company desires to establish, for the Company and the Company’s subsidiary, Hornbeck Offshore Services, LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Company, the “DIP Borrowers”), each as a debtor-in-possession pursuant to the Bankruptcy Code, subject solely to the conditions expressly set forth herein, a senior secured superpriority term loan credit facility in an aggregate principal amount of $75.0 million, consisting of (a) an initial draw of term loans in an aggregate principal amount not to exceed $50.0 million (the “Initial Draw Loans”) and (b) a delayed draw of term loans in an aggregate principal amount not to exceed $25.0 million (the “Delayed Draw Loans”; and together with the Initial Draw Loans, the “DIP Loans”; and the credit facility governing the DIP Loans, the “DIP Facility”) in each case, on the terms set forth in the Draft DIP Credit Agreement (as defined below). This commitment letter is referred to herein as the “Commitment Letter”. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the draft Superpriority Debtor-In-Possession Term Loan Agreement attached hereto as Exhibit B (the “Draft DIP Credit Agreement”).

1.        Commitments.

In connection with the foregoing, each of the DIP Commitment Parties is pleased to advise you of its several, but not joint, commitment to provide the principal amount of the DIP Loans set forth next to such DIP Commitment Party’s name on Exhibit A hereto (the “DIP Commitment”), upon the terms and subject solely to the express conditions set forth or referred to in this Commitment Letter and in the Draft DIP Credit Agreement.

2.        Fees.

As consideration for the DIP Commitment and our agreements described herein, you agree to pay to us the fees set forth in that certain Restructuring Support Agreement entered into on April 10, 2020 by and among the Company, the other “Company Parties” party thereto and the “Consenting Creditors” party thereto, including the exhibits, schedules and other attachments thereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms) that are payable in respect of the DIP Facility.

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3.        Conditions Precedent; Information.

The DIP Commitment is subject solely to (i) the satisfaction of those conditions precedent set forth in Sections 6.01 and 6.03 of the Draft DIP Credit Agreement (and, in the case of the Delayed Draw Loans, Section 6.02 of the Draft DIP Credit Agreement), (ii) the Debtors having filed with the Bankruptcy Court the Acceptable Plan and the Acceptable Disclosure Statement and (iii) the negotiation, execution and delivery of definitive documentation for the DIP Facility consistent with the Draft DIP Credit Agreement and otherwise satisfactory to the DIP Commitment Parties.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein (including an obligation to negotiate the definitive documentation for the DIP Facility in good faith).

4.        Indemnification; Expenses.

YOU SHALL INDEMNIFY EACH DIP COMMITMENT PARTY AND THEIR AFFILIATES AND THE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND ADVISORS (INCLUDING ATTORNEYS, ACCOUNTANTS, EXPERTS, VALUATION CONSULTANTS AND INVESTMENT ADVISORS) OF EACH DIP COMMITMENT PARTY AND THEIR AFFILIATES (EACH, A “RELATED PARTY”) OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, FEES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS COMMITMENT LETTER, THE PERFORMANCE BY THE PARTIES HERETO, (ii) THE FAILURE OF THE DIP BORROWERS OR ANY SUBSIDIARY THEREOF TO COMPLY WITH THE TERMS OF THIS COMMITMENT LETTER, (iii) ANY DIP LOAN OR THE USE OF PROCEEDS THEREFROM, (iv) ANY OTHER ASPECT OF THE COMMITMENT LETTER, OR (v) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY HERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT ANY OF THE ABOVE INDEMNITIES SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM (X) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) ANY DISPUTE SOLELY AMONG INDEMNITEES (OTHER THAN ANY CLAIMS AGAINST AN INDEMNITEE IN ITS CAPACITY OR IN FULFILLING ITS ROLE AS AN AGENT OR ARRANGER OR ANY SIMILAR ROLE HEREUNDER AND OTHER THAN ANY CLAIMS ARISING OUT OF ANY ACT OR OMISSION OF THE DIP BORROWERS OR ANY OF THEIR SUBSIDIARIES).

You shall pay all reasonable and documented out-of-pocket fees and expenses incurred by the DIP Commitment Parties and their respective affiliates, including, without limitation, the reasonable and documented fees, charges and disbursements of (a) one financial advisor for the DIP Commitment Parties

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(which, as of the date hereof, is Ducera Partners LLC) and (b) counsel for the DIP Commitment Parties and the administrative agent under the DIP Facility (including Davis Polk & Wardwell LLP, Milbank LLP, Thompson Hine LLP, Creel, García-Cuéllar, Aiza y Enriquez, S.C., Pinheiro Neto Advogados, Porter Hedges LLP, Cole Schotz P.C. and other local counsel to the DIP Commitment Parties in all applicable jurisdictions) and special counsel for each relevant specialty (which, as of the date hereof, in the case of U.S. maritime law, are Blank Rome LLP and Seward & Kissel LLP) (and, in the case of an actual or perceived conflict of interest, where the party affected by such conflict, informs you of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected person), the reasonable and documented travel, photocopy, mailing, courier, telephone and other similar expenses, in connection with the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the DIP Commitment Parties as to the rights and duties of the administrative agent and the lenders with respect thereto) of this Commitment Letter and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, that, notwithstanding the foregoing, any fees, charges, disbursements and expenses of Milbank LLP, Cole Schotz P.C. and Seward & Kissel LLP shall only be paid as required by the Restructuring Support Agreement or the Backstop and Direct Investment Agreement (as defined in the Restructuring Support Agreement).

5.        Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that each DIP Commitment Party may be providing debt financing, equity capital, or making investments in, or to, other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you (or any of your affiliates) and any DIP Commitment Party (or any Related Party thereof) is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether any DIP Commitment Party has advised or is advising you (or your affiliates) on other matters, (b) each DIP Commitment Party, on the one hand, and you, on the other hand, have an arms-length business relationship under this Commitment Letter that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any DIP Commitment Party (or any Related Party thereof), (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that each DIP Commitment Party is engaged in a broad range of transactions that may involve interests that differ from your interests and that DIP Commitment Parties do not have any obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship arising under this Commitment Letter, and (e) you waive, to the fullest extent permitted by law, any claims you may have against any DIP Commitment Party (or any Related Party thereof) for breach of fiduciary duty or alleged breach of fiduciary duty arising under this Commitment Letter and agree that no DIP Commitment Party (or any Related Party thereof) shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

You further acknowledge that each DIP Commitment Party may be engaged in securities trading and brokerage activities as well as providing investment banking, investment management, securities trading, hedging, and corporate and investment banking and research. In the ordinary course of business, any DIP Commitment Party may provide investment banking advice to, and/or acquire, hold or sell, for its

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own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, you and your subsidiaries and other companies with which you or your subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any DIP Commitment Party, or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. Accordingly, there may be situations where the DIP Commitment Parties and/or their clients either now have or may in the future have interests, or take actions, that may conflict with the Company’s interests. For example, any DIP Commitment Party may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of other clients, including without limitation, trading in or holding long, short or derivative positions in securities, loans or other financial products of the Company or its affiliates or other entities connected with the DIP Facility or the transactions contemplated hereby.

In recognition of the foregoing, the Company agrees that no DIP Commitment Party is required to restrict its activities as a result of this Commitment Letter and that any DIP Commitment Party may undertake any business activity without further consultation with or notification to the Company. Neither this Commitment Letter nor the receipt by the DIP Commitment Parties of confidential information in connection with this Commitment Letter will give rise to any fiduciary, equitable or contractual duties (including without limitation, any duty of trust or confidence) that would prevent or restrict the DIP Commitment Parties from acting on behalf of other customers or for its own account. Furthermore, the Company agrees that neither the DIP Commitment Parties nor any of their Related Parties is under a duty to disclose to the Company or use on behalf of the Company any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the DIP Commitment parties’ long-standing policy to hold in confidence the affairs of its customers, the DIP Commitment Parties agree that confidential information obtained from the Company will be treated in accordance with the provisions of Section 9 hereof.

6.        Assignments; Amendments; Etc.

This Commitment Letter shall not be assignable by you without the prior written consent of each DIP Commitment Party (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnitees), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnitees). No DIP Commitment Party may assign its commitment hereunder without the prior written consent of the Company (and any such attempted assignment without such prior written consent shall be null and void ab initio); provided, however, the consent of the Company shall not be required for a DIP Commitment Party to assign its commitment hereunder to another DIP Commitment Party, an affiliate of a DIP Commitment Party, an Approved Lender (as defined in the Draft DIP Credit Agreement) with respect to such DIP Commitment Party (as if such DIP Commitment Party were a “Lender” under the Draft DIP Credit Agreement) or an Approved Fund (as defined in the Draft DIP Credit Agreement) with respect to such DIP Commitment Party (as if such DIP Commitment Party were a “Lender” under the Draft DIP Credit Agreement). Notwithstanding anything herein to the contrary, any DIP Commitment Party may cause any of Approved Lender and/or Approved Fund with respect to it (as defined in the Draft DIP Credit Agreement, as if such DIP Commitment Party were a “Lender” under the Draft DIP Credit Agreement) to fund all or a portion of its DIP Commitments without the prior written consent of the Company and without the execution of any assignment or other similar agreement. Any and all obligations of any DIP Commitment Party hereunder may be performed and any and all rights of such DIP Commitment Party hereunder may be exercised by or through any of its respective affiliates or branches; provided that (a) other than in connection with an assignment to an affiliate of a DIP Commitment Party, an Approved Lender or an Approved Fund described in this Section 6, no DIP Commitment Party shall be relieved of its obligations hereunder, including in the event that any affiliate or branch through which it performs its obligations fails

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to perform the same in accordance with the terms hereof and (b) the applicable DIP Commitment Party shall be responsible for any breach by any of its affiliates or branches of the obligations hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

7.        Governing Law; Jurisdiction.

THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS COMMITMENT LETTER SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT AND, IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS COMMITMENT LETTER, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS COMMITMENT LETTER SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH LEGAL ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

8.        Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF AGREEMENTS HEREUNDER.

9.        Confidentiality.

Each of the DIP Commitment Parties agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed:

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a.

to any Related Party of any DIP Commitment Party (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

b.	to the extent requested by any regulatory authority;

c.	to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

d.	to any other party to this Commitment Letter;

e.	in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter or the enforcement of rights hereunder or thereunder;

f.

subject to an agreement containing provisions substantially the same as those of this Section 9, to any assignee or any prospective assignee of any of its rights or obligations under this Commitment Letter;

g.	with the consent of the DIP Borrowers;

h.

to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9 or (ii) was or becomes available to such DIP Commitment Party on a nonconfidential basis from a source other than the DIP Borrowers; and

i.	to the extent that independently developed by any Commitment Party or Related Party thereof.

For the purposes of this Section 9, “Confidential Information” means all information received from the DIP Borrowers or any subsidiary thereof relating to the DIP Borrowers or any subsidiary thereof and their businesses, other than any such information that is available to such DIP Commitment Party on a nonconfidential basis prior to disclosure by the DIP Borrowers or a subsidiary thereof. Any person required to maintain the confidentiality of Information as provided in this Section 9 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

This Commitment Letter and the contents hereof are confidential and, except for disclosure hereof on a confidential basis to your Related Parties (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), may not be disclosed by you in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter:

a.	to the extent requested by any regulatory authority (in which case, to the extent practicable and not prohibited by law, you agree to promptly inform us of any such disclosure);

b.

to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case, to the extent practicable and not prohibited by law, you agree to promptly inform us of any such disclosure);

c.	to any other party to this Commitment Letter;

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d.	in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter or the enforcement of rights hereunder or thereunder; or

e.	after your acceptance of this Commitment Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges.

Notwithstanding anything to the contrary in the foregoing, you shall be permitted to publicly disclose this Commitment Letter to the extent necessary to obtain approval of the United States Bankruptcy Court for the Southern District of Texas for the DIP Facilities. This section shall terminate on the first anniversary of the date hereof.

10.        Surviving Provisions.

The indemnification, confidentiality, jurisdiction, absence of fiduciary relationship, governing law waiver of jury trial and reimbursement provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the DIP Commitment hereunder and our agreements described herein; provided that your obligations under this Commitment Letter shall automatically terminate and be superseded by the definitive credit agreement for the DIP Facility to the extent covered thereby upon the initial funding thereunder.

11.        PATRIOT Act Notification.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (the “Patriot Act”) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financing Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018, as amended from time to time), each of them is required to obtain, verify and record information that identifies you and a certification regarding beneficial ownership required by 31 C.F.R. 1010.230, which information includes the name and address of such person and other information that will allow the DIP Commitment Parties to identify such person in accordance with the Patriot Act and other applicable “know your customer” and anti-money laundering rules and regulations. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each DIP Commitment Party.

12.        Acceptance and Termination.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 11:59 p.m., New York time, on [●], 2020. The DIP Commitment and the DIP Commitment Parties’ agreements described herein, will expire automatically and without further action or notice and without further obligation to you at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the definitive credit agreement for the DIP Facility is not executed on or before 11:59 p.m., New York time, on [●], 2020, then this Commitment Letter and the DIP Commitments hereunder, and our agreements described herein, shall automatically terminate without further action or notice and without further obligation to you unless each of us shall, in our discretion, agree to an extension.

[Remainder of this page intentionally left blank]

We are pleased to have been given the opportunity to assist you in connection with the financings.

Very truly yours,

[DIP Commitment Parties]

By:
Name: Title:

Signature Page to Commitment Letter

Accepted and agreed to as of the date first above written:

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Commitment Letter

EXHIBIT A

Commitments

[Schedule of DIP Commitments on file with the advisors of certain DIP Commitment Parties.]

EXHIBIT B

Draft DIP Credit Agreement

[To be filed separately]